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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2005, except for Note 2, which is dated November 7, 2005 accompanying the financial statements and schedules of Sterling Construction Company, Inc. contained in Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

Houston, Texas
January 3, 2006